Exhibit 10.37

AMENDMENT NO. 1 TO THE
TESORO CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”):
W I T N E S S E T H:
WHEREAS, the Company maintains the Tesoro Corporation Executive Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan to eliminate Supplemental Matching Awards with respect to Deferrals from Bonus Compensation;
NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2011:
Section 2.2(c) of the Plan is hereby amended to read as follows:
“(c)    The amount of the Supplemental Match shall be applied only to Compensation (excluding Bonus Compensation) in excess of the limitations imposed under Section 401(a)(17) of the Code and shall be in such percentage of the Participants' Compensation (excluding Bonus Compensation) as shall be determined by the Compensation Committee of the Board in its sole discretion from year to year. The amount of the Supplemental Discretionary Award, if any, shall be communicated to the applicable Participant by the Committee following determination of such award by the Chief Executive Officer.”
Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, Tesoro Corporation has caused its corporate seal to be affixed hereto and these presents to be fully executed in its name and behalf by its proper officers thereunto this 30th day of December, 2010.

TESORO CORPORATION

By:	/s/ SUSAN A. LERETTE
Susan A. Lerette
Senior Vice President, Human Resources
& Communications

1